Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-129268) on Form S-8 of Flotek Industries, Inc. of our report dated June 29, 2010, related to the financial statements and supplemental schedule of the Flotek Industries, Inc. 401(k) Plan, included in this annual report on Form 11-K as of December 31, 2010 and for the year ended December 31, 2010.

/s/ Hein & Associates, LLP
Houston, Texas
June 29, 2011